UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2023

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2023, PSQ Holdings, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Nick Ayers, a member of the Company’s board of directors (the “Board”), through Mr. Ayers’ consulting company, C6 Creative Consulting, Inc., pursuant to which Mr. Ayers is entitled to receive $30,000 per month and was granted 120,000 RSUs, subject to approval by the Board, in connection with consulting services provided to the Company. Pursuant to the Consulting Agreement, 30,000 RSUs vested on November 29, 2023, 60,000 RSUs will vest on May 3, 2024, and 30,000 RSUs will vest on November 1, 2024. In connection with the execution of the Consulting Agreement, the consulting agreement, dated June 14, 2023, between C6 Creative Consulting, Inc., and the Company’s subsidiary, EveryLife Inc., was terminated.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Summary of Proposals Submitted to Stockholders

On December 20, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following proposals were submitted to the stockholders of the Company, as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on December 8, 2023 (the “Proxy Statement”):

Proposal 1:	The election of two directors to serve as Class I directors until the 2024 annual meeting of stockholders.

Proposal 2:	The ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal 3:	The approval of an amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan to amend certain language related to the automatic increase “evergreen” clause.

Voting Results

On the record date, there were (a) 24,410,075 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), and (b) 3,213,678 shares of the Company’s Class C common stock, par value $0.0001 per share (“Class C common stock,” and together with the Class A common stock, the “common stock”), issued and outstanding, entitled to 50,119,499 votes in the aggregate. Of the 50,119,499 votes that were eligible to be cast by the holders of common stock at the Annual Meeting, 28,326,459 votes, or approximately 56.5% of the total, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1: Election of Directors.

The Company’s stockholders elected the following directors to serve as Class I directors until the 2024 annual meeting of stockholders. The votes regarding the election of these directors were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James Rinn	28,308,503	17,956	—
Kelly Loeffler	28,299,289	27,170	—

Proposal 2: Ratification of Appointment of UHY LLP.

The Company’s stockholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,305,932	11,402	9,125	—

Proposal 3: Approval of an Amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan.

The Company’s stockholders approved the amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan to amend certain language related to the automatic increase “evergreen” clause. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,606,360	705,662	14,437	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: December 22, 2023	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer

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